EXHIBIT 99

FOR IMMEDIATE RELEASE DATE: APRIL 24, 2014	CONTACT: BOB READY OR RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTH PERIODS ENDED MARCH 31, 2014,
ANNOUNCES MANAGEMENT SUCCESSION AND RETIREMENT PLANS, AND
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; April 24, 2014 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported third quarter net sales of $68,996,000, an increase of 4% as compared to $66,152,000 in the same period of the prior fiscal year;

•	reported a third quarter net loss of $(1,009,000) or $(0.04) per share as compared to a net loss of $(315,000) or $(0.01) per share for the same period of the prior fiscal year;

•	reported nine month net sales of $225,605,000, an increase of 6% as compared to $211,953,000 in the same period of the prior fiscal year;

•	reported nine month net income of $1,726,000 or $0.07 per share as compared to a net loss of $(935,000) or $(0.04) per share for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.06 per share payable May 13, 2014 to shareholders of record May 6, 2014

Financial Highlights (In thousands, except per share data; unaudited)	Three Months Ended March 31			Nine Months Ended March 31
	2014	2013	% Change	2014	2013	% Change

Net Sales	$68,996	$66,152	4%	$225,605	$211,953	6%
Operating Income (loss)	$ (946)	$ (506)	n/m	$ 3,404	$ (188)	n/m
Net Income (loss)	$(1,009)	$ (315)	n/m	$ 1,726	$ (935)	n/m
Earnings (loss) per share (diluted)	$ (0.04)	$ (0.01)	n/m	$ 0.07	$ (0.04)	n/m

	3/31/14	6/30/13
Working Capital	$ 75,651	$ 76,703
Total Assets	$167,870	$169,179
Long-Term Debt	$ nil	$ nil
Shareholders’ Equity	$140,429	$141,690

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

Third Quarter Fiscal 2014 Results

Net sales in the third quarter of fiscal 2014 were $68,996,000, an increase of 4% as compared to last year’s third quarter net sales of $66,152,000.  Lighting Segment net sales increased 11.9% to $53,013,000, Graphics Segment net sales decreased 24.5% to $9,894,000, Electronic Components Segment net sales increased 15.1% to $5,060,000 and All Other Category net sales decreased 19.3% to $1,029,000.  The Company recorded $362,000 of tax expense related to the inability to utilize tax credits due to a change in the New York state tax code, with no corresponding charge in the third quarter of fiscal 2013.  The Company reported a non-cash $272,000 goodwill impairment in the Electronic Components Segment in the third quarter of fiscal 2013, with no corresponding impairment in the third quarter of fiscal 2014.  The fiscal 2014 third quarter net loss of $(1,009,000), or $(0.04) per share, compares to a fiscal 2013 third quarter net loss of $(315,000), or $(0.01) per share.  Earnings per share represents diluted earnings per share.

Nine Month Fiscal 2014 Results

Net sales in the first nine months of fiscal 2014 were $225,605,000, an increase of 6% as compared to last year’s nine month net sales of $211,953,000.  Lighting Segment net sales increased 8.3% to $169,864,000, Graphics Segment net sales increased 7.2% to $36,856,000, Electronic Components Segment net sales decreased 5.9% to $14,213,000 and net sales of the All Other Category decreased 15.9% to $4,672,000.  In the first nine months of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in Corporate Administrative expenses, with no comparable item in the first nine months of fiscal 2014.  The Company recorded $362,000 of tax expense related to the inability to utilize tax credits due to a change in the New York state tax code, with no corresponding charge in the first nine months of fiscal 2013.  The Company reported a $2,413,000 goodwill impairment in the Electronic Components Segment in the first nine months of fiscal 2013, with no comparable item in the first nine months of fiscal 2014.  The fiscal 2014 nine month net income of $1,726,000, or $0.07 per share, compares to the fiscal 2013 nine month net loss of $(935,000), or $(0.04) per share.  Earnings per share represents diluted earnings per share.

Management Succession and Retirement Plans

As part of the Company's previously implemented management succession and retirement plans, LSI also announced that it has established a special committee of the independent directors for the purpose of conducting a search for two highly qualified and experienced senior executives.  The Company plans to hire a Chief Operating Officer (COO) and a Chief Technology Officer (CTO) to further strengthen its executive management team.  Upon the hiring of the COO, Bob Ready will become Executive Chairman and substantially reduce his day-to-day involvement.  Upon the hiring of the CTO, James Sferra will become an employee advisor to the Company and substantially reduce his day-to-day involvement.  Messrs. Ready and Sferra will both work to support a smooth transition to the senior executive team through their on-going, multi-year participation during the transition period.  Scott Ready will remain as President.  No other management changes are contemplated at this time.  The search for a COO and CTO will commence during the current quarter.

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

Balance Sheet

The balance sheet at March 31, 2014 included current assets of $101.7 million, current liabilities of $26.1 million and working capital of $75.7 million, which includes cash of $10.4 million.  The current ratio was 3.9 to 1.  The Company has shareholders’ equity of $140.4 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of March 31, 2014 of $35.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.06 per share payable May 13, 2014 to shareholders of record as of May 6, 2014.  The indicated annual cash dividend rate for fiscal 2014 is $0.24 per share.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "Seasonality due to winter weather conditions had its usual negative impact on operating results for the third quarter ended March 31, 2014.  Despite this seasonal effect, overall net sales increased 4% and Lighting Segment net sales increased nearly 12%.

“Net sales of solid-state LED lighting products continue to represent an increasing percentage of our total lighting sales.  Such technologically advanced lighting now represents approximately 46% of total lighting sales, and in most of LSI's niche markets the figure is substantially higher.  LSI is on target for releasing additional LED-based products during the remainder of calendar 2014.  We will also be introducing a suite of advanced lighting control products in July at this year’s Lightfair convention.

“The commercial and industrial lighting market is also strong and the outlook for growth is quite positive.  LSI experienced double digit growth in this large market in the first nine months of fiscal 2014.  We continue to work with our newest agents by providing product training and promotional programs.  We are pleased with the new agency representation we put in place during the past twelve months.

“We have not yet achieved the level of efficient manufacturing needed to best serve our customers or shareholders.  We have a great deal of focus on this area of the business and have added new equipment and introduced better material flow and assembly processes.  This type of problem does not get fixed overnight, but we are already seeing some improvement in on-time performance and other efficiency measures.  This is an important key to improving our margins and profits.

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

“The Graphics Segment has been negatively impacted this fiscal year by delays in spending in the retail market.   However, the graphics business remains an important part of the Company’s strategy and we believe the outlook for calendar years 2014 and 2015 looks much stronger.  In particular, this division is working on a number of larger roll-out programs in LSI's niche markets, including petroleum/convenience store, that have the potential to improve the operating results quite substantially.  With regard to recent developments, the graphics business has expanded its digital products and services.

“As disclosed in this press release, we have set the wheels in motion to recruit highly qualified and experienced executives to LSI's senior executive management team.  A special committee of the independent directors will direct the search for a Chief Operating Officer and a Chief Technology Officer.  Upon hiring of the COO, I will become Executive Chairman and concurrently reduce my day-to-day involvement.  Similarly, when the CTO is hired, Jim Sferra will become an employee advisor to LSI and concurrently reduce his day-to-day involvement.  Both Jim and I will work to support a smooth management transition.  We look forward to this important step in LSI's history and future."

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income (loss) for the three and nine month periods ended March 31, 2014 and 2013.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of the New York state tax code change, goodwill impairment, and reversal of a contingent Earn-Out liability are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

(in thousands, except per share data; unaudited)	Third Quarter
	FY 2014	Diluted EPS	FY 2013	Diluted EPS
Reconciliation of net (loss) to adjusted net (loss):

Net (loss) and (loss) per share as reported	$ (1,009)	$(0.04)	$ (315)	$(0.01)

Adjustment for the New York state tax code change	362	0.01	-	-

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	-	-	(40)	-

Adjustment for goodwill impairments, inclusive of the income tax effect	--	--	334	0.01

Adjusted net (loss) and (loss) per share	$ (647)	$(0.03)	$ (21)	$ 0.00

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

(in thousands, except per share data; unaudited)	Nine Months
	FY 2014	Diluted EPS	FY 2013	Diluted EPS
Reconciliation of net (loss) to adjusted net (loss):

Net income (loss) and earnings (loss) per share as reported	$ 1,726	$0.07	$ (935)	$(0.04)

Adjustment for the New York state tax code change	362	0.01	-	-

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	-	-	(551)	(0.02)

Adjustment for goodwill impairments, inclusive of the income tax effect	--	--	1,886	0.08

Adjusted net income and earnings per share	$ 2,088	$0.09	$ 400	$ 0.02

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business – in both product solutions and production techniques.  We are committed to American innovation through technology.

We are a vertically integrated manufacturer who combines assimilated technology, design and manufacturing to produce the most efficient, high quality products possible.  We are dedicated to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we offer design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is proud to be an American company with an American work force, building an American product.  We are a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

As we redefine LSI Industries' place in the markets we serve, we will emphasize our commitment to preserving the foundation of a well-managed, financially strong and creatively unique company with even stronger emphasis on a growing technology base.  Through the Leadership, Strength and Innovation that is core to our culture, we move forward continuing our transition to a technology-reliant company with lighting and graphics and the ability to provide the stronger performance our many partners expect.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Third Quarter and Nine Month Fiscal 2014 Results
April 24, 2014

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(in thousands, except per	March 31		March 31
share data; unaudited)	2014	2013	2014	2013

Net sales	$ 68,996	$ 66,152	$225,605	$211,953

Cost of products and services sold	55,281	52,231	176,011	166,279

Gross profit	13,715	13,921	49,594	45,674

Selling and administrative expenses	14,661	14,155	46,190	43,449

Goodwill impairment	--	272	--	2,413

Operating income (loss)	(946)	(506)	3,404	(188)

Interest expense, net	17	21	41	23

Income (loss) before income taxes	(963)	(527)	3,363	(211)

Income tax expense (benefit)	46	(212)	1,637	724

Net income (loss)	$ (1,009)	$ (315)	$ 1,726	$ (935)

Income (loss) per common share
Basic	$ (0.04)	$ (0.01)	$ 0.07	$ (0.04)
Diluted	$ (0.04)	$ (0.01)	$ 0.07	$ (0.04)

Weighted average common shares outstanding
Basic	24,401	24,312	24,376	24,308
Diluted	24,609	24,410	24,545	24,372

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	March 31, 2014	June 30, 2013
Current Assets	$101,746	$102,913
Property, Plant and Equipment, net	45,058	45,350
Other Assets	21,066	20,916
	$167,870	$169,179

Current Liabilities	$ 26,095	$ 26,210
Long-Term Debt	--	--
Other Long-Term Liabilities	1,346	1,279
Shareholders’ Equity	140,429	141,690
	$167,870	$169,179